                     AMENDMENT NO. 2 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                     C Class

         THIS AMENDMENT NO. 2 TO MASTER DISTRIBUTION AND INDIVIDUAL  SHAREHOLDER
SERVICES PLAN is made as of the 3rd day of September,  2002 by each of the above named  corporations  (the "Issuers").  Capitalized  terms not otherwise  defined herein shall have the meaning  ascribed to them in the Master  Distribution  and
Individual Shareholder Services Plan.

                                    RECITALS

         WHEREAS,  the Issuers are parties to a certain Master  Distribution and
Individual Shareholder Services Plan dated March 1, 2001, to be effective May 1,
2001 and amended April 30, 2001 (the "Plan"); and

         WHEREAS,  American Century Mutual Funds,  Inc., has added a new series,
Large  Company  Growth  Fund  (the  "Fund"),  for  which  the  Fund's  board has established a C class of shares; and

         WHEREAS, American Century Mutual Funds, Inc., has established a C class of shares for the Select Fund and the New  Opportunities  II Fund (the "Funds");
and

         WHEREAS,  the  parties  desire  to amend  the Plan to adopt the Plan on behalf of the Funds.

         NOW,  THEREFORE,  in  consideration  of the mutual  promises  set forth herein, the parties hereto agree as follows:

         1. American Century Mutual Funds, Inc. hereby adopts the Plan on behalf of the Funds,  in accordance with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

         2.  Schedule  A to the Plan is  hereby  amended  by  deleting  the text thereof in its entirety and  inserting in lieu  therefor the Schedule A attached hereto.

         3. After the date hereof, all references to the Plan shall be deemed to mean the Master  Distribution  and  Individual  Shareholder  Services  Plan,  as
amended by this Amendment No. 2.

         4. In the event of a conflict between the terms of this Amendment No. 2 and the  Plan,  it is the  intention  of the  parties  that  the  terms  of this
Amendment No. 2 shall control and the Plan shall be  interpreted  on that basis.
To the extent the provisions of the Plan have not been amended by this Amendment
No. 2, the parties hereby confirm and ratify the Plan.

         5. This  Amendment  No. 2 may be executed in two or more  counterparts, each of which shall be an original and all of which  together  shall  constitute one instrument.

         IN WITNESS WHEREOF,  the undersigned have executed this Amendment No. 2 as of the date first above written.

                                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                    AMERICAN CENTURY MUTUAL FUNDS, INC.
                                    AMERICAN CENTURY STRATEGIC ASSET
                                        ALLOCATIONS, INC.
                                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                    BY:  /s/Charles A. Etherington
                                         Charles A. Etherington
                                         Vice President of each of the Issuers

                                   SCHEDULE A

                         Series Offering C Class Shares

Series                                                      Date Plan Adopted
------                                                      -----------------

American Century Capital Portfolios, Inc.
*        Equity Income Fund                                 May 1, 2001
*        Value Fund                                         May 1, 2001
*        Small Cap Value Fund                               May 1, 2001
*        Large Company Value Fund                           May 1, 2001
American Century Mutual Funds, Inc.
*        Growth Fund                                        May 1, 2001
*        Ultra Fund                                         May 1, 2001
*        Vista Fund                                         May 1, 2001
*        Heritage Fund                                      May 1, 2001
*        Select Fund                                        September 3, 2002
*        New Opportunities II Fund                          September 3, 2002
*        Large Company Growth Fund                          September 3, 2002
American Century Strategic Asset Allocations, Inc.
*        Strategic Allocation: Aggressive Fund              May 1, 2001
*        Strategic Allocation: Moderate Fund                May 1, 2001
American Century World Mutual Funds, Inc.
*        Global Growth Fund                                 May 1, 2001
*        International Growth Fund                          May 1, 2001
*        Life Sciences Fund                                 May 1, 2001
*        Technology Fund                                    May 1, 2001
*        Emerging Markets Fund                              May 1, 2001
*        European Growth Fund                               May 1, 2001

By:    /s/Charles A. Etherington
Name:  Charles A. Etherington
Title: Vice President
Date:  September 3, 2002